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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Taylor Capital Group, Inc.:


We consent to incorporation by reference in this Registration Statement on Form S-8 of Taylor Capital Group, Inc. of our report dated April 8, 2002, except as to Note 23, which is as of September 13, 2002 with respect to the consolidated balance sheets of Taylor Capital Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001.


                                               /s/  KPMG LLP


Chicago, Illinois
October 25, 2002